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                                                                      EXHIBIT 1


                AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D


     The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Dated: July 2, 2002

                                      RGC INTERNATIONAL INVESTORS, LDC

                                      By: Rose Glen Capital Management, L.P.

                                             By: RGC General Partner Corp.

                                             By: /s/ STEVEN B. KATZNELSON
                                                 -------------------------------
                                                   Name: Steven B. Katznelson
                                                   Title: Managing Director


                                      ROSE GLEN CAPITAL MANAGEMENT, L.P.

                                      By: RGC General Partner Corp.

                                      By: /s/ STEVEN B. KATZNELSON
                                          -------------------------------
                                            Name: Steven B. Katznelson
                                            Title: Managing Director


                                      RGC GENERAL PARTNER CORP.

                                      By: /s/ STEVEN B. KATZNELSON
                                          -------------------------------
                                            Name: Steven B. Katznelson
                                            Title: Managing Director